UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 23, 2003

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On June 23, 2003, Ask Jeeves, Inc. announced the sale of an additional $15.0 million aggregate principal amount of its Zero Coupon Convertible Subordinated Notes due June 1, 2008 in a private offering under Rule 144A. The sale was made pursuant to the exercise of an option granted to the initial purchaser of its previously announced private offering of Notes, which closed on June 4, 2003. The Notes are convertible at any time prior to maturity into Ask Jeeves common stock at a conversion price of $16.90 per share, subject to customary anti-dilution adjustments.

     The press releases is attached as an exhibit to this Report pursuant to Securities Act Rule 135c(d).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

The exhibit listed in the Exhibit Index (following this Report’s signature page) is filed with this Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)

Date: June 23, 2003	By:	/s/ Brett M. Robertson Brett M. Robertson General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Ask Jeeves, Inc. dated June 23, 2003.